EXHIBIT 12.1



                            FORT HOWARD CORPORATION
             COMPUTATION OF DEFICIENCY OF EARNINGS TO FIXED CHARGES
                                  (UNAUDITED)
                                 (IN THOUSANDS)



                                                             NINE MONTHS ENDED        YEAR ENDED
                                                             SEPTEMBER 30, 1994    DECEMBER 31, 1993
                                                             ------------------    -----------------
Earnings:
  Loss before taxes.......................................        $(27,571)           $(2,056,432)
  Amortization of goodwill and goodwill write-off.........              --              2,023,003
  Interest expense........................................         251,561                342,792
  One-fourth of operating lease rental expense............           1,550                  1,731
                                                                ----------         -----------------
                                                                  $225,540            $   311,094
                                                                ----------         -----------------
                                                                ----------         -----------------
Fixed Charges:
  Interest expense........................................        $251,561            $   342,792
  Capitalized interest....................................           3,602                  8,369
  One-fourth of operating lease rental expense............           1,550                  1,731
                                                                ----------         -----------------
                                                                  $256,713            $   352,892
                                                                ----------         -----------------
                                                                ----------         -----------------
Deficiency of earnings available to cover fixed
charges(1)................................................        $(31,173)           $   (41,798)
                                                                ----------         -----------------
                                                                ----------         -----------------


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(1) For purposes of these computations, earnings consist of consolidated income
    (loss) before taxes plus fixed charges (excluding capitalized interest). Fixed charges consist of interest on indebtedness (including capitalized interest and amortization of deferred loan costs) plus that portion (deemed to be one-fourth) of operating lease rental expense representative of the interest factor.